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                                                                    Exhibit 23.4

Private & Confidential
The Board of Directors of
Phone.com, Inc.
800 Chesapeake Drive
Redwood City
CA 94063

            CONSENT OF PRICEWATERHOUSECOOPERS INDEPENDENT AUDITORS

Dear Sirs

We consent to incorporation herein by reference of our report dated 26 October 1999 relating to the financial statements of the WAP Business of APiON, which report appears in the registration statement (No. 333-44926) on Form S-4 of Phone.com, Inc.

Yours faithfully

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers